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SUPPLEMENT TO                                    File pursuant to Rule 424(B)(3)
Prospectus Supplement dated July 20, 2000        SEC File No. 333-74467
(To Prospectus dated July 20, 2000)

                                 $172,094,155
                                 (Approximate)

                             [FIRST HORIZON LOGO]

                          Seller and Master Servicer

               First Horizon Mortgage Pass-Through Trust 2000-3
                                    Issuer


               Mortgage Pass-Through Certificates, Series 2000-3
           Distributions  payable monthly commencing in August 2000

                            _______________________


     Notwithstanding anything to the contrary in the table of minimum denominations set forth on page S-6 of the prospectus supplement dated July 20, 2000 to the prospectus dated July 20, 2000 with respect to the above captioned series of mortgage pass-through certificates, the Class A-3 and Class A-4 Certificates shall be issued in minimum denominations of $1,000 and in incremental multiples of $1,000 in excess of such minimum denomination.

                            _______________________



                  The date of this Supplement is July 24, 2000